Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Shenandoah Telecommunications Company:

We consent to the incorporation by reference in the registration statements No. 333-74297 on Form S3-D, No. 333-127342 on Form S-8, and No. 333-196990 on Form S-8 of Shenandoah Telecommunications Company of our report dated March 11, 2016, with respect to the consolidated balance sheets of NTELOS Holdings Corp. as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and changes in stockholders’ equity (deficit) for each of the years in the three-year period ended December 31, 2015, which report appears in the December 31, 2015 annual report on Form 10-K of NTELOS Holdings Corp. and is incorporated by reference in the Current Report on Form 8-K/A of Shenandoah Telecommunications Company dated July 18, 2016.

Our report on the consolidated financial statements of NTELOS Holdings Corp. refers to a change in the classification of deferred tax assets and liabilities in NTELOS Holdings Corp.’s consolidated balance sheet.

/s/ KPMG LLP

Richmond, Virginia
July 18, 2016